                             TAX SHARING AGREEMENT

                           DATED AS OF MARCH 31, 2000

                                 BY AND BETWEEN

                           BAXTER INTERNATIONAL INC.

                                      AND

                        EDWARDS LIFESCIENCES CORPORATION


                               TABLE OF CONTENTS                                              Page
                                                                                              ----
Article I                            Definitions                                                 2

Article II                           Preparation and Filing of Tax Returns                       9

         2.01  Manner of Preparation                                                             9
         2.02  Pre-Distribution Consolidated U.S. Federal Income Tax                             9
         2.03  Pre-Distribution U.S. State Income Tax Returns                                   10
         2.04  International Tax Returns - Edwards Entities                                     11
         2.05  Other Pre-Distribution Tax Returns                                               12
         2.06  Sales, Use or Property Tax Returns                                               12
         2.07  Franchise Tax Returns                                                            12
         2.08  Tax Packages and Other Information                                               13
         2.09  Post-Distribution Date Tax Returns                                               13
         2.10  Allocation of Tax Attributes                                                     13
         2.11  Employee Stock Incentives Other Than Restricted Stock                            14
         2.12  Restricted Stock                                                                 15
         2.13  Abandoned/Unclaimed Property                                                     15

Article III    Tax Deficiencies and Overpayments                                                16

         3.01  General Rule                                                                     16
         3.02  Payments by Edwards                                                              16
         3.03  Payments by Baxter                                                               20
         3.04  Manner of Payments - Legal Entities                                              22
         3.05  Transaction Taxes                                                                22
         3.06  Puerto Rico Filing Obligations                                                   22
         3.07  Harbor Maintenance Taxes                                                         23
         3.08  No Other Payments                                                                23

Article IV     Tax Audits and Administrative Matters                                            24

        4.01  Tax Audits and Controversies                                                      24
        4.02  Retention of Books and Records                                                    25
        4.03  Cooperation Regarding Return Filing, Examinations And Controversies               26
        4.04  Interest on Late Payments                                                         28
        4.05  Character and Effect of Payments                                                  28
        4.06  Agency                                                                            28

Article V     Miscellaneous                                                                     28
        5.01  Severability                                                                      28
        5.02  Modification of Agreement                                                         28
        5.03  Conflict with the Reorganization Agreement or Other Tax Agreements                29
        5.04  Notices                                                                           29
        5.05  Application to Present and Future Subsidiaries                                    30
        5.06  Term                                                                              30
        5.07  Titles and Headings                                                               30
        5.08  Singular and Plural                                                               30
        5.09  Governing Law                                                                     31
        5.10  Dispute Resolution                                                                31
        5.11  Counterparts                                                                      31

                             TAX SHARING AGREEMENT


     Tax Sharing Agreement (the "Agreement"), dated as of March 31, 2000 by and between Baxter International Inc., a Delaware corporation ("Baxter") and, Edwards Lifesciences Corporation, a Delaware corporation (Edwards):

     WHEREAS, Baxter and Edwards have entered into an Agreement and Plan of Reorganization dated as of March 15, 2000 (the "Reorganization Agreement");

     WHEREAS, pursuant to the Reorganization Agreement all the issued and outstanding common stock of Edwards will be distributed by Baxter (pro rata) to the holders of its common stock (the "Distribution"); and

     WHEREAS, the parties hereto desire to provide for the payment of tax liabilities and entitlement to tax refunds for the taxable periods ending before, on or after the date of the Distribution, to allocate responsibility and provide for cooperation in the preparation and filing of tax returns with respect to such taxable periods, and to provide for certain other related matters:

     NOW, THEREFORE, Baxter, on behalf of itself and members of the Baxter Group (as hereinafter defined), and Edwards, on behalf of itself and members of the Edwards Group (as hereinafter defined), in consideration of the mutual covenants contained herein, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "Baxter Businesses" means the present and former subsidiaries, divisions and businesses of any member of the Baxter Group, other than the Edwards Business.

     "Baxter Employee" means any employee of the Baxter Group who is not an Edwards Employee.

     "Baxter Group" means Baxter and its past and present subsidiaries, except for: (1) members of the Edwards Group, (2) the Edwards Business, and (3) any past or present subsidiaries, divisions or businesses of Baxter (or of any of its past or present subsidiaries) which (i) relate to the Edwards Business and
(ii) which are not, or are not contemplated by the Reorganization Agreement to be, part of the Baxter Group after the Distribution.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Disqualifying Disposition" means any disposition of Section 423 Edwards Stock or Section 423 Baxter Stock which does not meet the requirements of section 423(a) of the Code.

     "Distribution Date" has the meaning set forth in the Reorganization Agreement for "Distribution Date". For all purposes of this Agreement, the

Distribution shall be deemed effective as of the close of business on the Distribution Date.

     "Edwards" means the present and future subsidiaries, divisions and businesses and former divisions and businesses of any member of the Edwards Group which are not, or are not contemplated by the Reorganization Agreement to be, part of the Baxter Group immediately after the Distribution, including former divisions or subsidiaries described as the Divested Businesses in the Reorganization Agreement.

     "Edwards Business" has the meaning set forth in the Reorganization Agreement for "Edwards Business" but shall also be defined to include any operations, entities or contractual arrangements in which Edwards has a majority participating interest.

     "Edwards Employee" has the meaning set forth in section 12.1 of the Reorganization Agreement.

     "Edwards Group" means the "Edwards Business" as defined in the Reorganization Agreement and its direct and indirect subsidiaries on and after the Distribution Date, including former divisions and subsidiaries described as the Divested Businesses as defined in the Reorganization Agreement.

     "Edwards Distribution Date Balance Sheet" means the Edwards balance sheet as of the Distribution Date.

     "Edwards 1999 Currently Payable Federal Income Tax Expense" means the amount of U.S. Baxter consolidated federal income tax liability attributable to the Edwards Business for items reported in Baxter's 1999 consolidated federal income tax return as filed, computed at a 35% tax rate. This amount shall be determined in good faith by Baxter, after consulting with Edwards, on the basis of Edwards Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by Edwards under section 2.08 of this Agreement.

     "Edwards 1999 Estimated Currently Payable Federal Income Tax Expense" means the U.S. Baxter 1999 consolidated federal income tax expense attributable to the Edwards Business for the taxable year ended December 31 1999, less the net increase (or plus the net decrease) in the deferred federal income tax liabilities attributable to the Edwards Business through December 31, 1999, as reported in Edwards' consolidated balance sheet as of the December 31, 1999 and consolidated income statement through December 31, 1999. Any adjustments to Edwards' deferred tax liabilities for periods ending prior to January 1, 1999 shall be disregarded for this purpose.

     "Edwards 1999 Currently Payable State Income Tax Expense" means the amount of U.S. state income tax liability attributable to the Edwards Business for items reported in Baxter's 1999 state income tax returns as filed, computed at an 8% tax rate. This amount shall be determined in good faith by Baxter, after consulting with Edwards, on the basis of Edwards Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by Edwards under section 2.05 of this Agreement.

     "Edwards 1999 Estimated Currently Payable State Income Tax Expense" means the U.S. state income tax expense attributable to the Edwards Business through December 31, 1999, less the net increase (or plus the net decrease) in the deferred state income tax liabilities attributable to the Edwards Business through December 31, 1999, as reported in Edwards' consolidated balance sheet as of December 31, 1999 and consolidated income statement through

December 31, 1999. Any adjustments to Edwards' deferred tax liabilities for periods ending prior to January 1, 1999 shall be disregarded for this purpose.

     "Edwards 2000 Currently Payable Federal Income Tax Expense" means the amount of U.S. Baxter consolidated federal income tax liability attributable to the Edwards Business for items reported in Baxter's 2000 consolidated federal income tax return as filed, computed at a 35% tax rate. This amount shall be determined in good faith by Baxter, after consulting with Edwards, on the basis of Edwards Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by Edwards under section 2.08 of this Agreement.

     "Edwards 2000 Estimated Currently Payable Federal Income Tax Expense" means the U.S. Baxter 2000 consolidated federal income tax expense attributable to the Edwards Business through the Distribution Date, less the net increase (or plus the net decrease) in the deferred federal income tax liabilities attributable to the Edwards Business through the Distribution Date, as reported in Edwards' consolidated balance sheet as of the Distribution Date and consolidated income statement through the Distribution Date. Any adjustments to Edwards' deferred tax liabilities for periods ending prior to January 1, 2000 shall be disregarded for this purpose.

     "Edwards 2000 Currently Payable State Income Tax Expense" means the amount of U.S. state income tax liability attributable to the Edwards Business for items reported in Baxter's 2000 state income tax returns as filed, computed at an 8% tax rate. This amount shall be determined in good faith by Baxter, after consulting with Edwards, on the basis of Edwards Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by Edwards under section 2.05 of this Agreement.

     "Edwards 2000 Estimated Currently Payable State Income Tax Expense" means the U.S. state income tax expense attributable to the Edwards Business through the Distribution Date, less the net increase (or plus the net decrease) in the deferred state income tax liabilities attributable to the Edwards Business through the Distribution Date, as reported in Edwards' consolidated balance sheet as of the Distribution Date and consolidated income statement through the Distribution Date. Any adjustments to Edwards' deferred tax liabilities for periods ending prior to January 1, 2000 shall be disregarded for this purpose.

     "Final Determination" means, with respect to any issue or item for any taxable period the earliest to occur of the following: (i) a decision by a court of competent jurisdiction, but only after such decision has become final and unappealable; (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the time for instituting a suit in respect of such refund claim, provided that no further adjustment to the items of income, gain, loss, deduction or credit for such period may thereafter be made; (iii) the execution by or on behalf of the taxpayer and the IRS of a closing agreement under Section 7121 of the Code or comparable agreements under the laws of other jurisdictions; (iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (v) the execution of a Form 870 or Form 870AD and the subsequent payment of the tax deficiency or the receipt of the refund reflected therein; or (vi) any other final and irrevocable determination of the tax liability of a party to this Agreement for any taxable period.

     "IRS Adjustments" means any adjustments made by the Internal Revenue Service ("IRS") with respect to any United States ("U.S.") Federal income Tax Returns of Baxter (or any member of the Baxter Group) in which any part of Edwards is included for taxable periods beginning before the Distribution Date.

     "Sales, Use, or Property Tax" means any sales, use, or property tax (and any related interest or penalties) relating to the Edwards Businesses conducted in the United States.

     "Section 423 Edwards Stock" means Edwards Stock received as a distribution on Section 423 Baxter Stock pursuant to the Reorganization Agreement.

     "Section 423 Baxter Stock" means Baxter stock acquired pursuant to the Baxter Qualified Employee Stock Purchase Plan, adopted pursuant to the 1987 Incentive Compensation Program.

     "Tax" means any of the Taxes.

     "Taxes" means taxes arising from all forms of taxation, whenever created or imposed, and whether of the United States of America or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, stamp, recording, withholding, payroll, employment, excise, occupation, premium or property taxes, together with any related interest, penalties and additions to tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the Edwards Group, the Baxter Group or any of their respective members or divisions or branches.

     A "Tax Benefit" arises whenever a member's liability for Taxes may be reduced in future periods as a result of an adjustment by a taxing authority in the year under examination, whether or not such reduction is presently assured. Examples of a Tax Benefit include the Taxes associated with an increase in the basis of an asset or the deferral of a deduction or the reallocation upon audit of a deduction within the same taxable period between Edwards and Baxter. A Tax Benefit does not include a change in the amount of a tax credit available. The amount of any Tax Benefit shall be computed using a tax rate of 35% for federal income tax purposes and 5.2% (8% state income tax rate less a 35% federal benefit) for state income tax purposes.

     A "Tax Detriment" arises whenever a member's liability for Taxes may be increased in future periods as a result of an adjustment by a taxing jurisdiction in the year under examination, whether or not such increase is presently assured. Examples of a Tax Detriment include the Taxes associated with a decrease in the basis of an asset or the acceleration of a deduction or the reallocation upon audit of a deduction within the same taxable period between Edwards and Baxter. A Tax Detriment does not include a change in the amount of a tax credit available. The amount of a Tax Detriment shall be computed using a tax rate of 35% for federal income tax purposes and 5.2% (8% state income tax rate less a 35% federal benefit) for state income tax purposes.

     "Tax Return" means any return, filing, questionnaire or other document required to be filed, including amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

     "Transaction Taxes" means all sales, use, transfer, VAT, stamp, registration, capital gains, income tax, ad valorem, gross receipts, recording, withholding (other than payroll tax withholding), and similar taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated in the Reorganization Agreement and the transfer of the Edwards Business, together with any related interest, penalties, or additions to tax.


                                  ARTICLE II

                     PREPARATION AND FILING OF TAX RETURNS
                     -------------------------------------

     Section 2.01.  Manner of Preparation.  All Tax Returns for taxable periods
                    ---------------------
beginning before the Distribution Date which are filed after the Distribution Date shall be prepared on a basis consistent with prior return treatment (provided such basis does not have an adverse effect on the elections, accounting methods, conventions, and principles of taxation used for any taxable period ending on or before the Distribution Date), and shall be filed on a timely basis by the party responsible for such filing under this Agreement. Subject to the provisions of this Agreement, all decisions relating to the preparation and filing of Tax Returns and any audit or other review of such Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such filing.

     Section 2.02.  Pre-Distribution Consolidated U.S. Federal Income Tax
                    -----------------------------------------------------
Returns. Baxter shall prepare and file all consolidated U.S. federal income
-------
Tax Returns that include both a member of the Baxter Group and part of the Edwards Business, and that are required to be filed for periods beginning before
the Distribution Date.   Baxter agrees to pay to the IRS the consolidated U.S.
federal income tax liabilities reported on these returns on a timely basis.

     Baxter shall refund to Edwards any excess of: (i) Edwards 1999 Estimated Currently Payable Federal Income Tax Expense, over (ii) Edwards 1999 Currently Payable Federal Income Tax Expense. Edwards shall refund to Baxter any excess of: (i) Edwards 1999 Currently Payable Federal Income Tax Expense, over (ii) Edwards 1999 Estimated Currently Payable Federal Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of Baxter's 1999 consolidated U.S. federal income tax return.

     Baxter shall refund to Edwards any excess of: (i) Edwards 2000 Estimated Currently Payable Federal Income Tax Expense, over (ii) Edwards 2000 Currently Payable Federal Income Tax Expense. Edwards shall refund to Baxter any excess of: (i) Edwards 2000 Currently Payable Federal Income Tax Expense, over (ii) Edwards 2000 Estimated Currently Payable Federal Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of Baxter's 2000 consolidated U.S. federal income tax return.

     Section 2.03  Pre-Distribution U.S. State Income Tax Returns.   All U.S.
                   ----------------------------------------------
state income tax returns (whether consolidated, unitary, combined, or separate) of a member of the Baxter Group which:

(i)  include part of the Edwards Business, and
(ii) are required to be filed for periods beginning before the Distribution Date shall be filed by the Baxter member. The Baxter member shall also be responsible for paying the tax liability shown on the return to the appropriate taxing authority.

     Baxter shall refund to Edwards any excess of: (i) Edwards 1999 Estimated Currently Payable State Income Tax Expense, over (ii) Edwards 1999 Currently Payable State Income Tax Expense. Edwards shall refund to Baxter any excess of:
(i) Edwards 1999 Currently Payable State Income Tax Expense, over (ii)

Edwards 1999 Estimated Currently Payable State Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of the relevant state income tax return.

     Baxter shall refund to Edwards any excess of: (i) Edwards 2000 Estimated Currently Payable State Income Tax Expense, over (ii) Edwards 2000 Currently Payable State Income Tax Expense. Edwards shall refund to Baxter any excess of:
(i) Edwards 2000 Currently Payable State Income Tax Expense, over (ii) Edwards 2000 Estimated Currently Payable State Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of the relevant state income tax return.

     Section 2.04  International Tax Returns- Edwards Entities. Except as
                   -------------------------------------------
provided in Section 3.03(c) Edwards shall be responsible for filing Tax Returns and paying all Tax Liabilities with respect to the following entities and their successors for all taxable periods:


     Baxter Participacoes e Commercial Ltda. (Brazil)
     Macchi Engenharia Ltda. (Brazil)
     Baxter Cardiovascular Private Limited (India)
     Xenomedica A.G
     PAS Palzer GmbH and Co. KG
     PAS Palzer Verwaltungs GmbH

     Edwards shall also be responsible for filing Tax Returns and paying all Tax Liabilities with respect to Edwards entities that are formed pursuant to the Reorganization Agreement.

     Section 2.05  Other Pre-Distribution Tax Returns.   All Tax Returns (except
                   ----------------------------------
as provided hereunder or in Sections 2.02, 2.03 or 2.04 above) which:

(i)  include or are filed by a member of the Baxter Group or the Edwards
     Group, and
(ii) are required to be filed for periods beginning before the Distribution Date shall be filed by the appropriate Baxter or Edwards member in accordance with local law or custom as finally determined in good faith by Baxter after consultation with Edwards. The party filing such return shall also be responsible for paying the tax liability shown on the return to the appropriate taxing authority.

     Section 2.06  Sales, Use, or Property Tax Returns.  Sales, Use, or Property
                   -----------------------------------
Tax Returns and all liability for payment of Sales, Use or Property Tax relating to the Edwards Business for all periods shall be the responsibility of the Edwards Group. $600,000 of existing Sales Use and Property tax reserves relating to the Edwards Group will be transferred to Edwards.

     Section 2.07  Franchise Tax Returns.   U.S. state franchise taxes and tax
                   ---------------------
returns for all periods beginning before the Distribution Date shall be the responsibility of the Baxter Group. Notwithstanding the foregoing, U.S. state franchise taxes and tax returns for entities formed pursuant to the Reorganization Agreement shall be the responsibility of the Edwards Group.

     Section 2.08  Tax Packages and Other Information. Edwards shall provide
                   ----------------------------------
Baxter with: (i) domestic and foreign income tax packages prepared for 1999 and 2000 on a basis consistent with prior treatment, (ii) any and all information, documentation, working papers and schedules relating to the Edwards Businesses and the Edwards Group reasonably requested by Baxter for use in connection with the preparation and filing of any Tax Return required to be filed by Baxter, and (iii) a reconciliation of book income to U.S. federal taxable income for the Edwards Businesses for 1999 and the period January 1, 2000 through the Distribution Date.

     Edwards shall use its best efforts to provide Baxter with such tax packages, information, documentation, working papers, schedules and book-tax reconciliation on or before the first day of the fourth month following the end
of the period to which they relate, but in any event   shall provide them no
later than the fifteenth day of the sixth month following the end of the period to which they relate.

     Section 2.09.  Post-Distribution Date Tax Returns.  To the extent not
                    ----------------------------------
covered above, all Tax Returns and liability for payment of Taxes for periods ending after the Distribution Date shall be the responsibility of the Baxter Group if such Tax Returns or Taxes relate to Baxter Businesses, and shall be the responsibility of the Edwards Group if such Tax Returns or Taxes relate to the Edwards Business.

     Section 2.10.  Allocation of Tax Attributes.
                    ----------------------------

     (a)  Foreign Tax Credit Related Items. Earnings and profits and foreign
          --------------------------------
taxes paid shall be allocated between Baxter and Edwards in accordance with applicable Treasury Regulations as interpreted in good faith by Baxter.

     (b)  Research Credit Base. For purposes of the research and
          --------------------
experimentation tax credit under section 41 of the Code, the parties agree to allocate a portion of the Baxter Group's gross receipts and qualified research expenses to the Edwards Group as set forth in the attached schedule, pursuant to section 41(f)(3)(B) of the Code. No adjustments or payments shall be made if a subsequent audit or other event results in a determination that this allocation was not correct. Baxter has provided documentation to Edwards to support such gross receipts and qualified research expenses, and will provide Edwards with access to the original tax packages and Tax Returns as necessary for audit purposes.

     (c)  Other Tax Attributes.   All other tax attributes of the Baxter Group
          --------------------
(including, but not limited to, net operating loss carryforwards) shall remain with the Baxter Group and shall not be allocated in whole or in part to the Edwards Group If pursuant to a Final Determination, any portion of the consolidated AMT credit or other tax attribute is allocated to Edwards (the "Excess Item"), an amount equal to the Excess Item shall be paid by Edwards to Baxter at the time of such Final Determination.

     Section 2.11.   Employee Stock Incentives Other Than Restricted Stock.
                     -----------------------------------------------------

     Baxter shall be entitled to all tax deductions arising by reason of any Disqualifying Disposition by: (i) Baxter Employees of Section 423 Edwards Stock or Section 423 Baxter Stock, or (ii) Edwards Employees of Section 423 Baxter Stock. Edwards shall be entitled to all tax deductions arising by reason of any Disqualifying Disposition by Edwards Employees of Section 423 Edwards Stock.

     Baxter shall be responsible to make all reports required to be made to the relevant tax authorities with respect to Disqualifying Dispositions where Baxter is entitled to the corresponding tax deductions hereunder. Edwards shall be responsible to make all reports required to be made to the relevant tax authorities with respect to Disqualifying Dispositions where Edwards is entitled to the corresponding tax deductions hereunder.

     Edwards shall report to Baxter, in no case later than 30 days after the end of each calendar month, any Disqualifying Disposition made by Baxter Employees during such month of Section 423 Edwards Stock.

     Baxter shall be entitled to all tax deductions arising by reason of any exercises of nonqualified stock options to purchase Baxter shares of stock.

     The party entitled to tax deductions under this Section 2.11 shall also be responsible for any employment related taxes and governmental filings associated with the tax deduction being claimed.

     If, pursuant to a Final Determination, all or any part of a tax deduction described in this section is disallowed to Baxter, then Edwards shall reimburse Baxter for any additional Taxes owed by reason of such disallowance, but only to the extent that, as a result of such disallowance, Edwards is allowed a tax deduction attributable to such Disqualifying Disposition. In such case, Edwards shall report the allowed tax deduction and shall reimburse Baxter at the time Edwards receives a refund attributable to such deduction or otherwise realizes the economic benefit thereof.

     Section 2.12 Restricted Stock.   Baxter shall be entitled to all tax
                  ----------------
deductions arising with respect to the vesting of, or the release of restrictions upon, on or after the Distribution Date any shares of Baxter restricted stock which are owned by Baxter Employees or Edwards Employees.

     Section 2.13 Abandoned/Unclaimed Property.   Baxter will retain liability
                  ----------------------------
for abandoned and unclaimed property reported to it by Edwards as of the Distribution Date in accordance with the Baxter corporate policy for reporting unclaimed property. Edwards will retain liability for abandoned and unclaimed property of Edwards not reported to Baxter as of the Distribution Date.

                                  ARTICLE III

                       TAX DEFICIENCIES AND OVERPAYMENTS
                       ---------------------------------

     Section 3.01.  General Rule.   Except as otherwise provided in this
                    ------------
Agreement, Baxter is responsible for paying all Taxes (and entitled to receive all refunds and interest) resulting from any adjustment made by any taxing authority with respect to any Tax Return of Baxter (or any member of the Baxter Group) in which any member of the Edwards Group is included.

     Pursuant to Sections 3.02 through 3.08 hereof, Baxter is entitled to cash reimbursements from Edwards, or must make cash payments to Edwards, in certain circumstances described below.

     No cash reimbursements or payments are required with respect to adjustments made by any taxing authority relating to the returns of any member of the Edwards Group which do not include Baxter or a member of the Baxter Group.

     Section 3.02.  Payments by Edwards.
                    -------------------

     (a)  U.S. Federal or State Income Tax Adjustments-Pre Distribution Date
          ------------------------------------------------------------------
Taxable Periods. To the extent that any IRS Adjustment or similar adjustment by
---------------
a state tax authority of a Tax Return filed by a member of the Baxter Group that includes any part of the Edwards Business for taxable periods beginning before the Distribution Date 1.) results in a Tax Benefit to any member of the Edwards Group, or 2.) results in additional Taxes to Baxter and is attributable solely to Edwards failure to provide timely sufficient documentation under
Section 4.03 of this Agreement, Edwards shall pay Baxter the amount of such Tax Benefit or additional Taxes as the case may be. Where any such adjustment is attributable solely to Edwards failure to provide timely documentation pursuant to the request of the IRS or any state tax authority, Edwards shall also pay Baxter any interest, penalties, or additions to tax attributable to such adjustment (per Section 3.02(a)(2)). The amount of such Tax Benefit shall be determined in good faith by Baxter, after consulting with Edwards.

      (b.)  U.S. Federal or State Income Tax Adjustments- Post Distribution
            ---------------------------------------------------------------
Date Taxable Periods.  To the extent that any IRS Adjustment or similar
--------------------
adjustment by a state tax authority of a Tax Return filed by a member of the Baxter Group for taxable periods ending after the Distribution Date results in a Tax Benefit to any member of the Edwards Group. Edwards shall pay Baxter the amount of such Tax Benefit. The amount of such Tax Benefit shall be determined in good faith by Baxter, after consulting with Edwards.

      (c)   Other Tax Adjustments-Pre Distribution Date Taxable Periods. If any
            ------------------------------------------------------------
adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state income tax returns) of Baxter (or any member of the Baxter Group) in which any part of the Edwards Business is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments:

i)    are attributable to part of the Edwards Business; or

ii.)  the transfer thereof, and
iii.) may decrease the net taxable income of, or increase the net taxable loss or tax credits of, any member of the Edwards Business for taxable periods beginning on or after the Distribution Date, and

iv.) result in a greater Tax liability for Baxter or any member of the Baxter Group (in either case without regard to any offsetting adjustments to other members of the Baxter Group),

Edwards and each other member of the Edwards Group shall pay Baxter the difference between the Tax liability on the respective Baxter Tax Return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax, unless such interest, penalties, or additions to tax are attributable to failure to provide timely sufficient documentation under Section 4.03 of this Agreement by any member of the Edwards Group. The amount of such adjustment shall be determined in good faith by Baxter, after consulting with Edwards, and be payable under Section 3.02(e) except for any amounts payable pursuant to Section 3.02(c)(ii) which shall be payable under Section 3.02(f).

        (d)  Other Tax Adjustments-Post Distribution Date Taxable Periods. If
             ------------------------------------------------------------
any adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state income tax returns) of Baxter (or any member of the Baxter Group) in which any part of the Edwards Business is included for taxable periods ending after the Distribution Date, then to the extent that such adjustments:

i.)     are attributable to the transfer of the Edwards Business; or
ii.) are attributable to the operations of the Edwards Business after the Distribution Date, and

iii.) result in a greater Tax liability for Baxter or any member of the Baxter Group (in either case without regard to any offsetting adjustments to other members of the Baxter Group),

Edwards shall pay Baxter the difference between the Tax liability on the respective Baxter Tax Return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax. Also, in the event that any joint venture governed by this paragraph is the subject of an income tax audit, the parties agree to allocate any resulting taxable income adjustment in proportion to their profit allocation percentages in the relevant operations. In either case, the amount of such adjustment shall be determined in good faith by Baxter, after consulting with Edwards and be payable under Section 3.02(e) except for any amounts payable pursuant to Section 3.02(d)(i) which shall be payable under Section 3.02(f).

       (e)  Manner of Payment. If Edwards shall have any liability as a result
            ------------------
of this Section 3.02, the amount thereof shall be paid by Edwards to Baxter within thirty (30) days after the receipt by Edwards of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as Edwards may reasonably request to verify the computation of the amount due. Baxter may give such written notice to Edwards only after a Final Determination has occurred.

       (f)  Timing of Reimbursement-Exception. Notwithstanding Paragraph
            ---------------------------------
3.02(e) above, any liability of Edwards to Baxter arising under Paragraph 3.02(c)(ii) or Paragraph 3.02(d)(i) shall be payable by Edwards only at such time as it realizes the economic benefit of any increase in tax basis arising from the transfer of the Edwards Business (Basis Increase). For purposes of determining the amount of any economic benefit (Tax Reduction) under this Section, Edwards shall prepare three separate income tax returns for the jurisdiction in which the relevant Basis Increase is available. One return shall be prepared in accordance with local law and filed with the local tax authorities (Actual Return). A proforma return shall be prepared on the same basis as the Actual Return but which shall also exclude any tax deductions or credits arising out of tax strategies which occur after the Distribution Date (such as material changes in accounting policies, changes in capital structure to increase leverage, and acquisitions or reorganizations which produce tax deductions greater than their operating income) (First Pro Forma Return). Another pro forma return shall be prepared on the same basis as the First Pro Forma Return but which shall also exclude any tax deductions or credits associated with the Basis Increase (Second Pro Forma Return). The excess of the tax liability on the Second Pro Forma Return over the tax liability on the First Pro Forma Return shall be considered as the Tax Reduction under this Section. The Tax Reduction shall be determined in good faith by Edwards, after consulting with Baxter and shall be reimbursed by Edwards to Baxter within 30 days after the last extended legal due date for filing of the Actual Return. Edwards' liability to Baxter hereunder shall continue until the Basis Increase no longer constitutes an allowable deduction for tax purposes in the relevant jurisdiction.

     The delayed timing of reimbursement provided by this Section as an exception to Section 3.02(e) shall apply only to those Tax liabilities otherwise subject to reimbursement hereunder which individually (i.e. on a per country basis) exceed $3,000,000.

     Section 3.03. Payments by Baxter. (a) U.S. Federal or State Income Tax
                   ------------------      --------------------------------
Adjustments. To the extent that any IRS Adjustment or similar adjustment by a
-----------
state tax authority of a Tax Return filed by a member of the Baxter Group that includes any part of the Edwards Business for taxable periods beginning before the Distribution Date results in a Tax Detriment to any member of the Edwards Group, Baxter shall remit to Edwards the amount of such Tax Detriment, determined without regard to any interest, penalties, or additions to tax. The amount of such Tax Detriment shall be determined in good faith by Baxter, after consulting with Edwards.

     (b)  Other Tax Adjustments-Pre Distribution Date Taxable Periods.   If any
          -----------------------------------------------------------
adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state tax returns) of Baxter (or any member of the Baxter Group) in which any part of the Edwards Business is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments are attributable to part of the Edwards Business;

i) result in a reduced Tax liability for Baxter (without regard to any offsetting adjustments to other members of the Baxter Group),and

ii.) may increase the net taxable income of, or decrease the net taxable loss or tax credits of, any member of the Edwards Business for taxable periods beginning on or after the Distribution Date,


then Baxter shall pay to Edwards the difference between the Tax liability on the respective Tax Return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax. The amount of such adjustment shall be determined in good faith by Baxter, after consulting with Edwards.

       (c)  Other Income Tax Adjustments- Brazil. Notwithstanding Section 3.04,
            ------------------------------------
if any adjustments (including the filing of an amended return to reflect any such adjustments) are made by Brazilian taxing authorities with respect to income Tax Returns of Baxter Participacoes e Commercial Ltda. (Brazil) or Macchi Engenharia Ltda. or their successors for taxable periods up to the Distribution Date; such adjustments do not result in a Tax Benefit to Edwards; and such adjustments exceed the total net operating losses available for carryforward against such adjustments, Baxter will pay to Edwards an amount equal to the product of: 1.) the excess of such adjustments over the net operating loss carryforwards and 2.) the statutory tax rate in Brazil in effect for the taxable period in which such adjustments exceed the net operating loss carryforwards.

       (d)  Manner of Payment. Baxter shall pay amounts due from it to Edwards
            -----------------
as a result of this Section 3.03 within thirty (30) days after a Final Determination. Such payments shall be accompanied by a computation of the amount due and supporting documentation in such detail as Baxter may reasonably request to verify the computation of the amount due.

       Section 3.04  Manner of Payments-Legal Entities. Any reimbursements
                     ---------------------------------
made pursuant to this Article III with respect to income tax liabilities shall be made between the legal entities of Baxter International Inc. and Edwards Lifesciences Corporation (including their respective successors, if any) and shall be considered as an adjustment to the assets transferred to Edwards Lifesciences Corporation by Baxter International Inc. pursuant to the Reorganization Agreement.

       Section 3.05. Transaction Taxes. Except as otherwise provided in this
                     -----------------
Agreement, Edwards is responsible for the payment of all Transaction Taxes, provided however that patent, copyright and trademark transfer taxes and recording fees shall be the responsibility of Baxter.

     Section 3.06. Puerto Rico Filing Obligations. During the course of
                   ------------------------------
preparing for the Distribution, Baxter and Edwards became aware of heretofore unsatisfied filing obligations with respect to the operations of Edwards perfusion business in Puerto Rico. The purpose of this Section 3.06 is to allocate responsibility between Edwards and Baxter for such filing obligations and associated taxes.

     (a) Edwards will prepare local Tax Returns for its perfusion business in Puerto Rico, pay the appropriate taxes, interest and penalties, if any, to Puerto Rico and provide Baxter with copies of the local Tax Returns and underlying documentation. Edwards shall file such returns within 6 months following the Distribution Date.

     (b) Baxter will refund to Edwards any increase in foreign tax credits (Extra Credits) allowable to Baxter as a result of taxes paid pursuant to the local Tax Returns prepared by Edwards under Section 3.06(a).

     (c) Any amounts payable by Baxter hereunder shall be paid to Edwards within seven months after Edwards files related Tax Returns under Section 3.06(a).

     (d) Edwards and Baxter agree to share equally professional fees incurred in the preparation of local Tax Returns under Section 3.05(a) above.

     (e) If, pursuant to a Final Determination, any Extra Credits are disallowed to Baxter on the basis that the Extra Credits are attributable to Edwards,

Edwards shall reimburse Baxter an amount equal to the Extra Credits so disallowed within 30 days after the related Final Determination.

     Section 3.07   Harbor Maintenance Taxes  Baxter and Edwards agree to
                    ------------------------
cooperate with each other in filing for refund claims to which they may be entitled with respect to Harbor Maintenance Taxes. Any refunds received pursuant to such claims shall be allocated to Baxter and CVG in proportion to their respective original tax payments with respect to which the refund claims are allowed.

     Section 3.08.  No Other Payments. Anything to the contrary notwithstanding,
                    -----------------
except as provided in this Article III or the Reorganization Agreement, no member of the Edwards Group shall be entitled to any payment from any member of the Baxter Group, and no member of the Baxter Group shall be entitled to any payment from any member of the Edwards Group, as a result of any IRS Adjustment or adjustment by any other taxing authority.

                                  ARTICLE IV

                     TAX AUDITS AND ADMINISTRATIVE MATTERS
                     -------------------------------------

     Section 4.01.  Tax Audits and Controversies. (a) U.S. Federal Income Taxes.
                    ----------------------------      -------------------------
Except as otherwise provided in this Section 4.01, Baxter shall have the exclusive authority and obligation to represent each member of the Edwards Group before the IRS or any other governmental agency or authority or before any court with respect to any matter affecting the U.S. federal income tax liability of any member of either the Baxter Group or the Edwards Group for any tax period beginning before the Distribution Date, in each such case (i) consulting with Edwards with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof, and (ii) acting in good faith.

Such representation shall include, but shall not be limited to exclusive control over (i) any response to any examination by the IRS of U.S. federal income Tax Returns and (ii) any contest through a Final Determination of any issue included in any U.S. federal income Tax Return that includes a member of the Baxter Group, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.

       Baxter shall give timely notice to Edwards of any inquiry, the assertion of any claim or the commencement of any suit, action or proceeding in respect of which any member of the Edwards Group may incur any then known (by Baxter) future U.S. federal income Tax liability or in respect of which indemnity for U.S. federal corporate income taxes may be sought under this Agreement against Edwards or any member of the Edwards Group and will give Edwards such information with respect thereto as Edwards may reasonably request.

       (b)  Other Taxes.   Except as otherwise provided in this Section 4.01,
            ------------
the party responsible for filing any Tax Return (other than U.S. federal income Tax Returns) pursuant to Sections 2.03 through 2.07 hereof shall, at its own expense, have the exclusive authority to represent each member of the Baxter Group and of the Edwards Group before any governmental agency or authority or before any court with respect to any matter affecting the Tax liability of 1.) any member of either the Baxter Group or the Edwards Group for any tax period beginning before the Distribution Date and ending after the Distribution Date and 2.) any member of the Baxter group which includes part of the Edwards Business for periods after the Distribution Date, in each case (i) consulting with the other group and the other group's tax counsel with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof, and (ii) acting in good faith. The Baxter Group shall have, at its own expense, the exclusive authority as described above to represent each member of the Edwards Group for periods ending on or before the Distribution Date. However, with respect to taxable periods after the Distribution Date Baxter's actions under this Section 4.01 shall be subject to dispute resolution under Section 5.10.

       Section 4.02.   Retention of Books and Records.  In accordance with
                       -------------------------------
Baxter's records retention guidelines as of the date hereof, Edwards will retain (for 10 years or longer as required) all information with respect to Baxter in the possession of any member of the Edwards Group on the Distribution Date which is needed to support Tax Returns and Tax audits. Edwards shall ensure that it retains access to any equipment necessary to read any of the information to be retained by Edwards pursuant to this section 4.02. Edwards will provide Baxter (and afford Baxter full access to, and the right to inspect and copy at any reasonable time) such information and use of such equipment upon Baxter's reasonable request, at no cost to Baxter (other than reasonable out-of-pocket expenses of Edwards). At the expiration of the applicable records retention period, Edwards may dispose of the information upon prior notice to Baxter. For a period of 45 days immediately following such notice, Baxter shall have the right to remove and take title to all such information (in any form including, without limitation, books, records, computer tapes, and computer disks).

       This section 4.02 is in addition to any records retention requirements contained in the Reorganization Agreement. In the event of any conflict, the provisions of this Tax Sharing Agreement shall govern.

       Section 4.03.   Cooperation regarding Return Filing, Examinations and
                       -----------------------------------------------------
Controversies.   (a) Edwards Obligations.    In addition to any obligations
--------------       --------------------
imposed pursuant to the Reorganization Agreement, Edwards and each other member of the Edwards Group shall fully cooperate with Baxter and its representatives, in a prompt and timely manner, in connection with the preparation and filing of and any inquiry, audit, examination, investigation, dispute, or litigation involving any Tax Return filed or required to be filed by or for any member of the Baxter Group for any taxable period beginning before the Distribution Date, and relating to issues involving the Edwards Business. Such cooperation shall include, but not be limited to, making available to Baxter, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation, or any other matter. Baxter and Edwards will share on an equitable basis professional fees with respect to audits of post Distribution Date taxable periods of any Baxter legal entity that includes part of the Edwards Business. The sharing shall be based upon the proportionate amount of professional time spent on matters relating to the Edwards Business.

       Edwards agrees on behalf of itself and each member of the Edwards Group to execute and deliver to Baxter, when so requested by Baxter, any power of attorney required to allow Baxter and its counsel to represent Edwards or such other Edwards Group member in any controversy which Baxter shall have the right to control pursuant to the terms of Section 4.01 of this Agreement.

       (b) Baxter's Obligations.  In addition to any obligations imposed
           ---------------------
pursuant to the Reorganization Agreement, Baxter shall fully cooperate with Edwards and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or for any member of the Edwards Group. Such cooperation shall include, but not be limited to, making available to Edwards, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

       Baxter agrees on behalf of itself and each member of the Baxter Group to execute and deliver to Edwards, when so requested by Edwards, any power of attorney required to allow Edwards and its counsel to represent Baxter or such other Baxter Group member in any controversy which Edwards shall have the right to control pursuant to the terms of Section 4.01(b) of this Agreement.

       (c)     Remedy for Failure to Comply.    If Baxter reasonably determines
               -----------------------------
that Edwards is not for any reason fulfilling its obligations under Section 4.03
(a), or if Edwards reasonably determines that Baxter is not for any reason fulfilling its obligations under Section 4.03(b), then Baxter or Edwards, as the case may be, shall have the right to appoint, at the expense of the other, an independent entity such as a nationally-recognized public accounting firm to assist the other in meeting its obligations under this Section 4.03. Such entity shall have complete access to all books, records and information, and the complete cooperation of all officers and employees, of Edwards or Baxter, as the case may be.

       Section 4.04.   Interest on Late Payments.   Any amount payable under
                       --------------------------
this Agreement by Edwards to Baxter, or by Baxter to Edwards, shall (if not paid within ten (10) business days after the due date specified in this Agreement) bear interest from such due date until the date paid, at the rate of one percent (1%) per month, or portion thereof, until received.

       Section 4.05.    Character and Effect of Payments.    All amounts paid
                        ---------------------------------
pursuant to this Agreement by one party to another party (other than interest payable under Section 4.04, above) shall be treated by such parties as intercompany settlements or liabilities existing on the Distribution Date for income tax and other tax purposes.

       Section 4.06.     Agency.    It is understood and acknowledged that in
                         -------
accordance with Reg. 1.1502-77, Baxter shall be the agent for the Baxter Group (including the Edwards Group with respect to taxable years ending on or before the Distribution Date) with respect to all matters referred to therein.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

       Section 5.01.      Severability.    In case any one or more of the
                          -------------
provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       Section 5.02.    Modification of Agreement.    No modification, amendment
                        --------------------------
or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

       Section  5.03.     Conflict with the Reorganization Agreement or Other
                          ---------------------------------------------------
Tax Agreements.     Anything in the Reorganization Agreement to the contrary
---------------
notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Reorganization Agreement or any other agreement, the provisions of this Agreement shall control. This Agreement supersedes any tax sharing, tax indemnity or similar agreement that may have previously existed between any member of the Baxter Group and any member of the Edwards Group.

       Section 5.04.     Notices.    All notices or other communications
                         --------
required or permitted under this Agreement shall be delivered by hand, mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

       (a)  In the case of Baxter, to:

            Baxter International Inc.
            One Baxter Parkway
            Deerfield, IL  60015
            Attn:  Vice President - Taxes

       (b)  In the case of Edwards, to:

            Edwards Lifesciences Corporation
            17221 Red Hill Avenue
            Irvine, CA  92614

            Attn:  Vice President or Director - Taxes

       Section 5.05.     Application to Present and Future Subsidiaries.    This
                         -----------------------------------------------
Agreement is being entered into by Baxter and Edwards on behalf of themselves and each member of the Baxter Group and the Edwards Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Baxter Group or the Edwards Group in the future. Baxter and Edwards hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Baxter Group and the Edwards Group, respectively. Baxter and Edwards shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby.

       Section 5.06.     Term.    This Agreement shall commence on the date of
                         -----
execution indicated above and shall continue in effect until otherwise agreed to in writing by Baxter and Edwards, or their successors.

       Section 5.07.     Titles and Headings.    Titles and headings to sections
                         --------------------
herein are inserted for the convenience of reference only and are not intended to be a part of to affect the meaning or interpretation of this Agreement.

       Section 5.08.     Singular and Plural.    As used herein, the singular
                         --------------------
shall include the plural and vice versa.

       Section 5.09.     Governing Law.    This Agreement shall be governed by
                         --------------
the laws of the state of Illinois, without regard to the principles of conflicts of laws thereof.

       Section 5.10     Dispute Resolution. Dispute Resolution under this Tax
                        -------------------
Sharing Agreement shall be governed by the provisions of Article XVI of the Reorganization Agreement.


       Section 5.11.     Counterparts.    This Agreement may be executed in one
                         -------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

                              BAXTER INTERNATIONAL INC.



                              By:____________________________
                              Its



                              Edwards Lifesciences Corporation


                              By________________________
                              Its